      EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of China Solar & Clean Energy Solutions, Inc. on Form S-1, Amendment No. 3, of our report dated March 28, 2008, except for Note 2, acquisition, which is dated June 20, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado
August 22, 2008